Baker & McKenzie LLP
2300 Trammell Crow Center
2001 Ross Avenue
Dallas, Texas 75201

November 17, 2004

Board of Directors
Frozen Food Express Industries, Inc.
1145 Empire Central Place
Dallas, Texas 75247-4309

Re:	Frozen Food Express Industries, Inc. (the "Company")

Gentlemen:

The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement (the "Registration Statement") on Form S-8 under the Securities Act of 1933, as amended (the "Act"). The Registration Statement covers 850,000 shares of the Company's Common Stock (the "Securities") to be registered for issuance under the Company's 2002 Incentive and Nonstatutory Option Plan (the "Plan"), which are in addition to those previously registered with the Commission.

We have acted as counsel to the Company in connection with the preparation and filing of the Registration Statement. In rendering this opinion we have examined such corporate records, documents and instruments of the Company, have received such representations from officers of the Company, and have reviewed such questions of law as in our judgment are necessary, relevant or appropriate to enable us to render the opinion expressed below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all corporate records, documents and instruments submitted to us as originals, the conformity to original documents of all documents submitted to us as conformed, certified or photostatic copies thereof, and the authenticity of the originals of such conformed, certified or photostatic copies.

Based upon such examination and review and upon representations made to us by officers of the Company, we are of the opinion that upon issuance and delivery of the Securities in accordance with the applicable terms and conditions of the Plan and upon receipt by the Company of the full consideration for the Securities as determined pursuant to the Plan, and assuming no change in the applicable law or facts, the Securities will be legally issued, fully paid and nonassessable.

This opinion letter is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated. We hereby consent to the filing of this opinion as herein set forth as an exhibit to the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ BAKER & MCKENZIE LLP

Baker & McKenzie LLP